Exhibit 15.2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Members
AstraZeneca PLC:

We have audited the accompanying consolidated statements of financial position of AstraZeneca PLC and subsidiaries (“AstraZeneca”) as of 31 December 2009, 2008 and 2007 and the related consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flow for the each of the years in the three-year period ended 31 December 2009 presented on pages 124 to 186. These consolidated financial statements are the responsibility of AstraZeneca’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AstraZeneca as of 31 December 2009, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the three-year period ended 31 December 2009, in conformity with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board and IFRSs as adopted by the European Union.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), AstraZeneca’s internal control over financial reporting as of 31 December 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated 28 January 2010 expressed an unqualified opinion on the effectiveness of the AstraZeneca’s internal control over financial reporting.

KPMG Audit Plc
Chartered Accountants
8 Salisbury Square
London
EC4Y 8BB
28 January 2010